CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





As independent public accountants, we hereby consent to the incorporation by reference in the previously filed Registration Statements (Forms S-8 No. 333-30306, No. 333-92757, No. 333-83707, No. 333-34175, No. 33-59099, No.
33-54689  and No.  33-51653)  of Thomas  Industries  Inc.  of our  report  dated
February 2, 2000, with respect to the consolidated financial statements of Genlyte Thomas Group LLC and subsidiaries included in the Form 10-K for the year ended December 31, 1999.



                                                       /s/  ARTHUR ANDERSEN LLP



Louisville, Kentucky
March 24, 2000